UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2013

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma		73107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On June 26, 2013, El Dorado Nitrogen, L.P. (“EDN”) and El Dorado Chemical Company (“EDC”), both subsidiaries of LSB Industries, Inc., received the executed Third Amendment to the Nitric Acid Supply Operating and Maintenance Agreement, dated effective July 1, 2014 (the “Third Amendment”), by and among EDN, EDC, and Bayer MaterialScience, LLC (“Bayer”). The Third Amendment amends the previously disclosed Nitric Acid Supply Operating and Maintenance Agreement, dated October 23, 2008 (the “Bayer Agreement”), between EDN, EDC, and Bayer, which remains in full force and effect, as amended.

The Third Amendment effectively extends the term of the Bayer Agreement for an additional seven years, beginning July 1, 2014. The Third Amendment also provides incentives to EDN for meeting certain safety, environmental, and reliability thresholds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2013

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance and Chief Financial Officer